DEBT FORGIVENESS AGREEMENT

This **Debt Forgiveness Agreement** ("Agreement"), entered into effective December 31st, 2014, by and between eDoorways International Corporation, a Nevada corporation ("Service Recipient") and Ray & Associates PC, a Texas legal firm, and Arne M. Ray, individual, (collectively, the "Service Provider"), in reference to the following:

WHEREAS, Service Recipient is or may be indebted to Service Provider, for any and all amount(s) which may be due or outstanding for prior services rendered by Service Provider (the "Debt");

WHEREAS, subject to certain conditions contained herein, Service Provider has determined to forgive the Debt in its entirety; and

WHEREAS, Service Recipient has determined that the forgiveness of the Debt and release of the collateral securing the Debt are in the best interest of Service Recipient.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties agree as follows:

1. Debt Forgiveness. Service Provider hereby forgives the Debt in its entirety.

2. Representations and Warranties of Service Provider. Service Provider hereby represents and warrants to Service Recipient as follows:

   a. Organization and Standing. Service Provider is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.
   b. Authority. Service Provider has full legal capacity and authority to enter into this Agreement and to perform the transactions contemplated herein. This Agreement is the legal, valid and binding obligation of Service Provider and is enforceable in accordance with its terms.
   c. Litigation. There are no legal actions, suits, arbitration or other legal or administrative proceedings or governmental investigations pending or contemplated which would prevent the enforcement of this Agreement.

3. Representations and Warranties of Service Recipient. Service Recipient hereby represents and warrants to Service Provider as follows:

   a. Organization and Standing. Service Recipient is a corporation duly organized, validly existing and in good standing under the laws of Texas.
   b. Corporate Authority. Service Recipient has all the required corporate power and authority to enter into this Agreement and to perform the transactions contemplated herein. The execution and delivery by Service Recipient of this Agreement and the consummation of all transactions contemplated herein have been duly and validly authorized. This Agreement is the legal, valid and binding obligation of Service Recipient enforceable in accordance with its terms.

4. Survival of Representations and Warranties. All representations and warranties of each party shall survive after the conclusion of this Agreement.

5. Conditions of Effectiveness. This Agreement shall be effective only upon the execution and delivery by Service Provider, and the agreement and acknowledgement of same by Service Recipient.

6. Indemnification. Service Recipient hereby agrees to indemnify and hold Service Provider and its affiliates harmless against, in respect of, and shall on demand, reimburse it for:

a. Any and all loss, liability or damage suffered or incurred by Service Provider by reason of any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement by Service Recipient contained herein or in any certificate, document or instrument delivered by Service Provider hereunder; and
b. any and all actions, suites, proceedings, claims, demand, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigation or attempting to avoid the same or to oppose the imposition thereto, or in enforcing this indemnity.
c. any and all liabilities, costs, damages, penalties, assessments, remedies, claims, orders, judgments, and expenses of any kind or nature ("Claims") sustained, asserted or claimed by the Service Provider, any third party, or Service Recipient, as a result of, arising directly or indirectly from, or related in any manner to, Service Recipient or its affiliates, subsidiaries, officers, directors, employees, agents, successors and assigns.

7. General Release. Service Recipient and its affiliates, subsidiaries, officers, directors, employees, agents, successors and assigns also release, discharge and forever acquit the Service Provider and its affiliates from any and all Claims.

8. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, United States of America.

9. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and may be amended or modified only by an instrument in writing signed by the parties hereto.

10. Language. This Agreement has been drafted in English. The English version will prevail in case of interpretation.

11. Notices. All notices and other communication to be given under or by reason of this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or by internationally recognized courier service, addressed as follows:

if to Service Provider: Arne M Ray Esq.
c/o Ray & Associates PC
5100 Westheimer Street, Ste. 115
Houston, Texas 77056
United States of America

if to Service Recipient: eDoorways International Corporation
5100 Westheimer Street, Ste. 115
Houston, Texas 77056
United States of America

IN WITNESS HEREOF, the parties hereto have executed this Agreement on the day and year first written above.

SERVICE PROVIDER:

ARNE M RAY

By: ______________________

Name: Arne M Ray
Title: Individual

RAY & ASSOCIATES PC

By: ______________________

Name: Arne M Ray
Title: Principal

SERVICE RECIPIENT:

EDOORWAYS INTERNATIONAL CORPORATION

By: ______________________

Name: Madhu Sethi
Title: Chief Operating Officer